UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2025

IQVIA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35907	27-1341991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Ellis Rd.,
Durham, North Carolina 27703
(Address of principal executive offices)

Registrant’s telephone number, including area code: (919) 998-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	“IQV”	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Michael J. Fedock as Executive Vice President and Chief Financial Officer, Effective February 28, 2026

On September 2, 2025, IQVIA Holdings Inc. (the “Company”) announced that Michael J. Fedock will succeed Ronald E. Bruehlman as Executive Vice President and Chief Financial Officer (“CFO”), effective February 28, 2026. This transition is part of the Company’s previously announced Chief Financial Officer succession plan.

Mr. Fedock, age 50, has more than 25 years of experience in the healthcare industry. He joined the Company in 2016, most recently serving as Senior Vice President, Financial Planning and Analysis since April 2021. From July 2019 to April 2021, Mr. Fedock served as the CFO for the Company’s Research & Development Solutions Business Unit and from May 2016 to July 2019, he served as CFO of IQVIA Laboratories (formally known as Q2 Solutions, a joint venture between the Company and Quest Diagnostics Incorporated and a leading clinical trial laboratory services organization). Prior to joining IQVIA Laboratories, Mr. Fedock spent 13 years with ICON plc where he held various roles of increasing responsibility in both financial and operational leadership positions.

In connection with Mr. Fedock’s promotion, effective February 28, 2026, his annual base salary will increase to $750,000, with an annual cash incentive target of 100% of his base salary, subject to the terms and conditions of the Company’s annual incentive program. Mr. Fedock will be eligible to participate in annual Long Term Incentive cycles subject to the terms and conditions of the Company’s 2017 Incentive and Stock Award Plan and in the Company’s standard benefit plans in the U.S. available to executives at his level in accordance with their terms.

Transition of Ronald E. Bruehlman to the role of Senior Advisor to the CEO, Effective February 28, 2026

On the same date, the Company announced that Mr. Bruehlman will retire, effective February 28, 2026, from his current role as Executive Vice President and Chief Financial Officer and transition to Senior Advisor to the CEO, ensuring continuity and a seamless transition.

Item 7.01.	Regulation FD Disclosure.

On September 2, 2025, the Company issued a press release announcing Mr. Fedock’s appointment and Mr. Bruehlman’s transition to a senior advisor role, which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated September 2, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2025

IQVIA HOLDINGS INC.

By:	/s/ Eric M. Sherbet
Eric M. Sherbet
Executive Vice President, General Counsel and Secretary